UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 16, 2023

CULLMAN BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40607	61-1990996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

316 Second Avenue SW, Cullman, Alabama	35055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 734-1740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CULL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2023, Cullman Bancorp, Inc. held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accounting firm and the approval of an equity incentive plan.  The results of the voting are set forth below.

1.	The election of Directors, each for a three-year term.

	For	Withhold	Broker Non-Votes

Nancy F. McClellan	4,698,692	121,361	1,021,272
Lynne Butler Morton	4,275,123	544,930	1,021,272

2.	The ratification of the appointment of Crowe LLP as independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes

5,594,349	242,978	3,998	0

3.	The approval of the Cullman Bancorp, Inc. 2023 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

4,572,017	135,797	112,239	1,021,272

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.   Exhibit

10.1
Cullman Bancorp, Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 19, 2023 (File No. 001-40607))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CULLMAN BANCORP, INC.

DATE: May 17, 2023	By:	/s/ John A. Riley, III
John A. Riley, III
President and Chief Executive Officer